Exhibit 99.6

Name	Date	Number of Shares	Transaction	Price/Share	Footnote
667, L.P.	7/28/2025	113	Purchase	31.0000
Baker Brothers Life Sciences, L.P.	7/28/2025	1,226	Purchase	31.0000
667, L.P.	7/28/2025	320	Purchase	36.2915	1
Baker Brothers Life Sciences, L.P.	7/28/2025	3,481	Purchase	36.2915	1
667, L.P.	7/28/2025	118	Purchase	36.8664	2
Baker Brothers Life Sciences, L.P.	7/28/2025	1,282	Purchase	36.8664	2
667, L.P.	7/28/2025	3,833	Purchase	37.2332	3
Baker Brothers Life Sciences, L.P.	7/28/2025	41,641	Purchase	37.2332	3
667, L.P.	7/28/2025	10,891	Purchase	37.3635	4
Baker Brothers Life Sciences, L.P.	7/28/2025	118,309	Purchase	37.3635	4
667, L.P.	7/28/2025	65	Purchase	37.7499	5
Baker Brothers Life Sciences, L.P.	7/28/2025	707	Purchase	37.7499	5
667, L.P.	7/28/2025	2,512	Purchase	37.9034	6
Baker Brothers Life Sciences, L.P.	7/28/2025	27,291	Purchase	37.9034	6
667, L.P.	7/28/2025	10,065	Purchase	38.2820	7
Baker Brothers Life Sciences, L.P.	7/28/2025	109,335	Purchase	38.2820	7
667, L.P.	7/28/2025	785	Purchase	38.7744	8
Baker Brothers Life Sciences, L.P.	7/28/2025	8,525	Purchase	38.7744	8
667, L.P.	7/28/2025	1,992	Purchase	38.9847	9
Baker Brothers Life Sciences, L.P.	7/28/2025	21,642	Purchase	38.9847	9
667, L.P.	7/28/2025	3,533	Purchase	39.0050	10
Baker Brothers Life Sciences, L.P.	7/28/2025	38,375	Purchase	39.0050	10
667, L.P.	7/28/2025	231	Purchase	39.8810	11
Baker Brothers Life Sciences, L.P.	7/28/2025	2,505	Purchase	39.8810	11
667, L.P.	7/28/2025	8,406	Purchase	40.0852	12
Baker Brothers Life Sciences, L.P.	7/28/2025	91,298	Purchase	40.0852	12
667, L.P.	7/28/2025	4,259	Purchase	40.4859	13
Baker Brothers Life Sciences, L.P.	7/28/2025	46,259	Purchase	40.4859	13
667, L.P.	7/28/2025	13,916	Purchase	41.8774	14
Baker Brothers Life Sciences, L.P.	7/28/2025	151,171	Purchase	41.8774	14
667, L.P.	7/28/2025	2,389	Purchase	41.6896	15
Baker Brothers Life Sciences, L.P.	7/28/2025	25,949	Purchase	41.6896	15
667, L.P.	7/28/2025	7,305	Purchase	42.0447	16
Baker Brothers Life Sciences, L.P.	7/28/2025	79,357	Purchase	42.0447	16
667, L.P.	7/28/2025	17,841	Purchase	42.7298	17
Baker Brothers Life Sciences, L.P.	7/28/2025	193,800	Purchase	42.7298	17
667, L.P.	7/28/2025	4,353	Purchase	43.5868	18
Baker Brothers Life Sciences, L.P.	7/28/2025	47,290	Purchase	43.5868	18
667, L.P.	7/28/2025	12,799	Purchase	44.9646	19
Baker Brothers Life Sciences, L.P.	7/28/2025	139,035	Purchase	44.9646	19
667, L.P.	7/28/2025	16,708	Purchase	45.8043	20
Baker Brothers Life Sciences, L.P.	7/28/2025	181,488	Purchase	45.8043	20
667, L.P.	7/28/2025	22,636	Purchase	46.8991	21
Baker Brothers Life Sciences, L.P.	7/28/2025	245,895	Purchase	46.8991	21
667, L.P.	7/28/2025	2,084	Purchase	47.9747	22
Baker Brothers Life Sciences, L.P.	7/28/2025	22,633	Purchase	47.9747	22
667, L.P.	7/28/2025	843	Purchase	41.6645	28
Baker Brothers Life Sciences, L.P.	7/28/2025	9157	Purchase	41.6645	28
667, L.P.	7/29/2025	34	Purchase	37.6950
Baker Brothers Life Sciences, L.P.	7/29/2025	366	Purchase	37.6950
667, L.P.	7/29/2025	1,450	Purchase	38.6569	23
Baker Brothers Life Sciences, L.P.	7/29/2025	15,752	Purchase	38.6569	23
667, L.P.	7/29/2025	4,130	Purchase	38.8234	24
Baker Brothers Life Sciences, L.P.	7/29/2025	44,861	Purchase	38.8234	24
667, L.P.	7/29/2025	1,825	Purchase	38.9342	25
Baker Brothers Life Sciences, L.P.	7/29/2025	19,831	Purchase	38.9342	25
667, L.P.	7/29/2025	15,409	Purchase	39.7316	26
Baker Brothers Life Sciences, L.P.	7/29/2025	167,389	Purchase	39.7316	26
667, L.P.	7/29/2025	22,638	Purchase	40.1290	27
Baker Brothers Life Sciences, L.P.	7/29/2025	245,914	Purchase	40.1290	27

(1) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $36.11 to $36.45. The Reporting Persons undertake to provide the staff of the Securities and Exchange Commission (the “Staff”), upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(2) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $36.85 to $36.88. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(3) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $37.00 to $37.50. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(4) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $36.88 to $37.875. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(5) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $37.55 to $38.00. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(6) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $37.81 to $38.60. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(7) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $37.91 to $38.90. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(8) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $38.55 to $38.89. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(9) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $38.18 to $39.00. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(10) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $38.63 to $39.60. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(11) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $39.03 to $40.00. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(12) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $39.62 to $40.60. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(13) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $40.01 to $41.00. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(14) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $41.01 to $42.00. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(15) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $41.61 to $41.75. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(16) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $41.753 to $42.75. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(17) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $42.05 to $43.00. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(18) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $43.40 to $44.00. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(19) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $44.02 to $45.00. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(20) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $45.03 to $46.00. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(21) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $46.01 to $47.00. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(22) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $47.02 to $48.00. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(23) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $38.59 to $38.70. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(24) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $38.30 to $39.29. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(25) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $38.75 to $39.00. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(26) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $39.40 to $40.00. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(27) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $39.60 to $40.46. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(28) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $41.52 to $41.70. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.